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                                  EXHIBIT 3.1
                                FUTURELINK CORP.


                CERTIFICATE OF INCORPORATION OF FUTURELINK CORP.

                                   ARTICLE I

     The name of this corporation is FutureLink Corp. (the "Corporation").

                                   ARTICLE II

     The address of the Corporation's registered office in the State of Delaware is 15 E. North Street, Dover, Delaware 19901, County of Kent. The name of its registered agent at such address is Incorporating Services, Ltd.

                                  ARTICLE III

     The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV

     The Corporation is authorized to issue two classes of stock to be designated, respectively, preferred stock, no par value ("Preferred Stock"), and shares of common stock, par value $0.0001 per share ("Common Stock"). The total number of shares of Common Stock that the Corporation shall have authority to issue is 300,000,000. The total number of shares of Preferred Stock that the Corporation shall have authority to issue is 20,000,000. The Preferred Stock may be issued from time to time in one or more series.

     The Corporation shall from time to time in accordance with the laws of the State of Delaware increase the authorized amount of its Common Stock if at any time the number of Common Stock remaining unissued and available for issuance shall not be sufficient to permit conversion of the Preferred.

     The Board of Directors is hereby authorized, subject to limitations prescribed by law and the provisions of this Article IV, by resolution to provide for the issuance of the shares of Preferred Stock in one or more series, and to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, privileges, preferences, and relative participating, optional or other rights, if any, of the shares of each such series and the qualifications, limitations or restrictions thereof.

     The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

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     A.  The number of shares constituting that series (including an increase or decrease in the number of shares of any such series (but not below the number of shares in any such series then outstanding)) and the distinctive designation of that series;

     B. The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

     C. Whether that series shall have the voting rights (including multiple or fractional votes per share) in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

     D. Whether that series shall have conversion privileges, and, if so, the terms and conditions of such privileges, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

     E. Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption rates;

     F. Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and the amount of such sinking funds;

     G. The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

     H.  Any other relative rights, preferences and limitations of that series.

     No holders of shares of the Corporation of any class, now or hereafter authorized, shall have any preferential or preemptive rights to subscribe for, purchase or receive any shares of the Corporation of any class, now or hereafter authorized, or any options or warrants for such shares, or any rights to subscribe for, purchase or receive any securities convertible to or exchangeable for such shares, which may at any time be issued, sold or offered for sale by the Corporation, except in the case of any shares of Preferred Stock to which such rights are specifically granted by any resolution or resolutions of the Board of Directors adopted pursuant to this Article IV.

                                   ARTICLE V

     The Corporation is to have perpetual existence.

                                   ARTICLE VI

     For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation, of its directors and of its

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stockholders or any class thereof, as the case may be, it is further provided that:

     A . The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors of this Corporation shall be as set forth in the Bylaws of the Corporation.

     B. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to make, alter, amend, or repeal the Bylaws of the Corporation.

     C. The directors of the Corporation need not be elected by written ballot unless the Bylaws of the Corporation so provide.

     D. Advance notice of stockholder nomination for the election of directors and of any other business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

     E. No action shall be taken by the stockholders of the Corporation except at an annual or special meeting of the stockholders called in accordance with the Bylaws and no action shall be taken by the stockholders by written consent.

                                  ARTICLE VII

     At the election of directors of the Corporation, no holder of stock of any class or series shall be entitled to cumulative voting rights as to the directors to be elected.

                                  ARTICLE VIII

     The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights conferred herein are granted subject to this reservation.

                                   ARTICLE IX

     A. To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

     B. The Corporation may indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the Corporation or any predecessor of the Corporation or serves or served at any other enterprise as a director, officer or employee at the request of the Corporation or any predecessor to the Corporation.

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     C.  Neither any amendment nor repeal of this Article IX, nor the adoption of any statute (unless such statute so requires) or provision of the Corporation's Certificate of Incorporation inconsistent with this Article IX, shall eliminate or reduce the effect of this Article IX, with respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article IX, would accrue or arise, prior to such amendment, repeal, or adoption of any inconsistent provision.

                                   ARTICLE X

     Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the laws of the State of Delaware) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

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                           CERTIFICATE OF DESIGNATION
                                       OF
                      SERIES A CONVERTIBLE PREFERRED STOCK
                                       FOR
                                FUTURELINK CORP.

         FUTURELINK CORP., a Delaware corporation (the "Corporation"), pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, does hereby make this Certificate of Designation and does hereby state and certify that pursuant to the authority expressly vested in the Board of Directors of the Corporation by the Certificate of Incorporation of the Corporation, the Board of Directors duly adopted the following resolutions, which resolutions remain in full force and effect as of the date hereof.

         RESOLVED, that, pursuant to Article Fourth of the Certificate of Incorporation of the Corporation, the Board of Directors hereby authorizes the issuance of, and fixes the designation and preferences and relative, participating, optional, and other special rights, and qualifications, limitations and restrictions, of a series of Preferred Stock consisting of 2,571,428 shares, without par value, to be designated "Series A Convertible Preferred Stock" (the "Series A Stock").

         RESOLVED, that each share of the Series A Stock shall rank equally in all aspects and shall be subject to the following terms and provisions:

         1.       PREFERENCE ON LIQUIDATION.

                  (a) SERIES A PREFERENTIAL AMOUNT. In the event of any voluntary or involuntary liquidation, distribution of assets (other than the payment of dividends), dissolution or winding-up of the Corporation, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of shares of Common Stock, the holders of shares of Series A Stock shall be entitled to receive payment of the greater of (i) $7.00 per share of Series A Stock plus any accrued but unpaid dividends (the "Series A Preferential Amount") held by or for them (as appropriately adjusted for any accrued but unpaid stock dividend, stock split, recapitalization or combination of Series A Stock) or (ii) their pro rata share of the total value of the assets and funds of the Corporation to be distributed, assuming the conversion of Series A Stock to Common Stock.

                  (b) INSUFFICIENT PROCEEDS. If, upon any liquidation, distribution of assets, dissolution or winding-up of the Corporation, the assets of the Corporation, or proceeds thereof, after distribution to any class or series of stock ranking senior to the Series A Stock with respect to liquidation rights ("Senior Stock"), distributable among the holders of shares of Series A Stock and holders of shares of any other outstanding class or series of stock ranking on a parity with the Series A Stock with respect to liquidation rights ("Parity Stock") shall be insufficient to pay in full the respective preferential amounts on the shares of Series A Stock and Parity Stock, then such assets, or the proceeds thereof, shall be distributed among such holders ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full.

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                  (c) SALE OF THE CORPORATION. At the election of the holders of a majority of the Series A Stock, the merger or consolidation of the Corporation into or with another Corporation, or the effectuation of a statutory exchange of shares, or the sale, lease or transfer of all or substantially all of the assets of the Corporation (a "Sale of the Corporation"), where, in any such case, the valuation of the Corporation in connection with such transaction is less than $520 million (a "Liquidating Sale"), shall be regarded as a liquidation, dissolution or winding up of the Corporation within the meaning of this Section
1 and shall not be subject to the provisions of Section 4(h); provided, however, that the merger or consolidation of the Corporation into or with another Corporation, or the effectuation of a statutory exchange of shares, in which the shareholders of the Corporation immediately prior to such transaction hold a majority of the outstanding voting power of the surviving or acquiring entity
(or a parent Corporation thereof) immediately after such transaction by virtue of their ownership of the Corporation's equity securities shall not be regarded as a liquidation, dissolution or winding-up of the Corporation within the meaning of this Section 1. In the case of a Liquidating Sale, the valuation of the Corporation, and the amount of any liquidation preference to which the holders of Senior Stock, Series A Stock and Parity Stock shall be entitled, shall be computed in the same manner as if the Corporation's available assets (valued at the value being given for the Corporation's shares or assets in such transactions) were actually being distributed to all shareholders in connection with such transaction.

         2.       VOTING.

                  (a) GENERAL RIGHTS. Except as otherwise provided herein or as required by law, the Series A Stock shall be voted equally with the shares of the Common Stock of the Corporation and not as a separate class, at any annual or special meeting of shareholders of the Corporation, and may act by written consent in the same manner as the Common Stock, in either case upon the following basis: each holder of shares of Series A Stock shall be entitled to such number of votes as shall be equal to the whole number of shares of Common Stock into which such holder's aggregate number of shares of Series A Stock are convertible immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent.

                  (b) ACTIONS REQUIRING SEPARATE VOTES OF SERIES A STOCK.

                           (i) For so long as shares of Series A Stock remain
outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of at least two-thirds of the outstanding Series A Stock voting as a class shall be necessary for effecting or validating the following actions:

                                    (A) Any amendment, alteration, or repeal of
any provision of the Articles of Incorporation or Bylaws of the Corporation or any other action that materially and adversely alters or changes the voting powers, preferences, or other special rights or privileges, or restrictions of the Series A Stock; or

                                    (B) Any increase in the authorized number of
shares of Series A Stock.


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         3.       DIVIDENDS.

         The Series A Stock shall be paid an annual dividend of $.56 per share payable out of the funds or assets legally available therefor before any dividend is paid on the Common Stock. If the funds or assets legally available for payment of dividends are insufficient to pay such dividend, either in whole or in part, then any unpaid portion of the dividend will become a charge against the funds and assets of the Corporation, and will be paid in full by the Corporation in subsequent years before any dividends are paid out on the Common Stock in those years. The dividends payable on the Series A Stock shall be payable in cash or, at the Corporation's option, in Common Stock of the Corporation. In the event such dividends are paid in Common Stock a holder of Series A Stock shall receive a number of shares of Common Stock equal to the cash dividend otherwise payable divided by the average closing price of the Common Stock on the Nasdaq National Market over the last 10 trading days ending prior to the dividend payment date.

         4.       CONVERSION.

         The holders of the Series A Stock shall have the following rights with respect to the conversion of the Series A Stock into shares of Common Stock (the "Conversion Rights"):

                  (a) VOLUNTARY CONVERSION. Subject to and in compliance with the provisions of this Section 4, any shares of Series A Stock may, at the option of the holder, be converted at any time into fully-paid and nonassessable shares of Common Stock. The number of shares of Common Stock to which a holder of Series A Stock shall be entitled upon conversion shall be the product obtained by multiplying the "Series A Stock Conversion Rate" then in effect (determined as provided in Section 4(b)) by the number of shares of Series A Stock being converted.

                  (b) SERIES A STOCK CONVERSION RATE. The conversion rate in effect at any time for conversion of the Series A Stock (the "Series A Stock Conversion Rate") shall be the quotient obtained by dividing $7.00 by the "Series A Conversion Price," calculated as provided in Section 4(c).

                  (c) CONVERSION PRICE. The Series A Conversion Price shall initially be $7.00. The initial Series A Conversion Price shall be adjusted from time to time in accordance with this Section 4. All references to the Series A Conversion Price herein shall mean such price as so adjusted.

                  (d) MECHANICS OF CONVERSION. Each holder of Series A Stock who desires to convert the same into shares of Common Stock pursuant to this Section 4 shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or any transfer agent for the Series A Stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same. Such notice shall state the number of shares of Series A Stock being converted. Thereupon, the Corporation shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled and shall promptly pay in cash or, to the extent sufficient funds are not then legally available therefor, in Common Stock (at the Common Stock's fair market value based on the average trading price of the Common Stock on the Nasdaq National Market


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over the last 10 trading days prior to the date of such conversion), any unpaid dividends on the shares of Series A Stock being converted. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificates representing the shares of Series A Stock to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

                  (e) ADJUSTMENT FOR STOCK SPLITS AND COMBINATIONS. If the Corporation shall at any time or from time to time after the original issue date of the Series A Stock ("Original Issue Date") effect a subdivision of the outstanding Common Stock without a corresponding subdivision of the Series A Stock, the Series A Conversion Price in effect immediately before that subdivision shall be proportionately decreased. Conversely, if the Corporation shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock into a smaller number of shares without a corresponding combination of the Series A Stock, the Series A Conversion Price in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section 4(e) shall become effective at the close of business on the date the subdivision or combination becomes effective.

                  (f) ADJUSTMENT FOR COMMON STOCK DIVIDENDS AND DISTRIBUTIONS. If the Corporation at any time or from time to time after the Original Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, in each such event the Series A Conversion Price that is then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Series A Conversion Price then in effect by a fraction (i) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series A Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series A Conversion Price shall be adjusted pursuant to this Section 4(f) to reflect the actual payment of such dividend or distribution.

                  (g) ADJUSTMENT FOR RECLASSIFICATION, EXCHANGE AND SUBSTITUTION. If at any time or from time to time after the Original Issue Date, the Common Stock issuable upon the conversion of the Series A Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a Liquidating Sale or a transaction provided for elsewhere in this Section 4), in any such event each holder of Series A Stock shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock into which such shares of Series A Stock could have been converted immediately prior to such


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recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

                  (h) REORGANIZATIONS, MERGERS, CONSOLIDATIONS OR SALES OF ASSETS. If at any time or from time to time after the Original Issue Date, there is a capital reorganization of the Common Stock (other than a Liquidating Sale or a transaction provided for elsewhere in this Section 4), as a part of such capital reorganization, provision shall be made so that the holders of the Series A Stock shall thereafter be entitled to receive upon conversion of the Series A Stock the number of shares of stock or other securities or property of the Corporation to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of Series A Stock after the capital reorganization to the end that the provisions of this Section 4 (including adjustment of the Series A Conversion Price then in effect and the number of shares issuable upon conversion of the Series A Stock) shall be applicable after that event and be as nearly equivalent as practicable.

                  (i) SALE OF SHARES BELOW SERIES A CONVERSION PRICE.

                           (i) If at any time or from time to time after the
Original Issue Date, the Corporation issues or sells, or is deemed by the express provisions of this subsection (i) to have issued or sold, Additional Shares of Common Stock (as defined in subsection (i)(iv) below), other than as a dividend or other distribution on any class of stock as provided in Section 4(f) above, and other than a subdivision or combination of shares of Common Stock as provided in Section 4(e) above, for an Effective Price (as defined in subsection
(i)(iv) below) less than the then effective Series A Conversion Price then and in each such case the then existing Series A Conversion Price shall be reduced, as of the opening of business on the date of such issue or sale, to a price determined by multiplying the Series A Conversion Price by a weighted average, consisting of a fraction (i) the numerator of which shall be (A) the number of shares of Common Stock deemed outstanding (as defined below) immediately prior to such issue or sale, plus (B) the number of shares of Common Stock which the aggregate consideration received (as defined in subsection (i)(ii)) by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Series A Conversion Price, and (ii) the denominator of which shall be the number of shares of Common Stock deemed outstanding (as defined below) immediately prior to such issue or sale plus the total number of Additional Shares of Common Stock so issued. For the purposes of the preceding sentence, the number of shares of Common Stock deemed to be outstanding as of a given date shall be the sum of (A) the number of shares of Common Stock actually outstanding, (B) the number of shares of Common Stock into which the then outstanding shares of Series A Stock could be converted if fully converted on the day immediately preceding the given date, and (C) the number of shares of Common Stock which could be obtained through the exercise or conversion of all other rights, options and convertible securities exercisable on the day immediately preceding the given date.

                           (ii) For the purpose of making any adjustment
required under this Section 4(i), the consideration received by the Corporation for any issue or sale of securities shall (A) to the extent it consists of cash, be computed at the amount of cash received by the Corporation before deduction of any underwriting or similar commissions, compensation or


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concessions paid or allowed by the Corporation in connection with such issue or sale and without deduction of any expenses payable by the Corporation, (B) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board of Directors, and (C) if Additional Shares of Common Stock, Convertible Securities (as defined in subsection (i)(iii) below) or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Corporation for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board of Directors to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options.

                           (iii) For the purpose of the adjustment required
under this Section 4(i), if the Corporation issues or sells any (i) stock or other securities convertible into, Additional Shares of Common Stock (such convertible stock or securities being herein referred to as "Convertible Securities") or (ii) rights or options for the purchase of Additional Shares of Common Stock or Convertible Securities and if the Effective Price of such Additional Shares of Common Stock is less than the Series A Conversion Price in each case the Corporation shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Corporation for the issuance of such rights or options or Convertible Securities, plus, in the case of such rights or options, the minimum amounts of consideration, if any, payable to the Corporation upon the exercise of such rights or options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion thereof; provided that if in the case of Convertible Securities the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, the Corporation shall be deemed to have received the minimum amounts of consideration without reference to such clauses; provided further that if the minimum amount of consideration payable to the Corporation upon the exercise or conversion of rights, options or Convertible Securities is reduced over time or on the occurrence or non-occurrence of specified events other than by reason of antidilution adjustments, the Effective Price shall again be recalculated at that time using the figure to which such minimum amount of consideration is reduced; provided further that if the minimum amount of consideration payable to the Corporation upon the exercise or conversion of such rights, options or Convertible Securities is subsequently increased, the Effective Price shall be again recalculated at that time using the increased minimum amount of consideration payable to the Corporation upon the exercise or conversion of such rights, options or Convertible Securities. No further adjustment of the Series A Conversion Price as adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights or options or the conversion of any such Convertible Securities. If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, the Series A Conversion Price as adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted to the Series A Conversion Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any,


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

actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Corporation upon such exercise, plus the consideration, if any, actually received by the Corporation for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted, plus the consideration, if any, actually received by the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities; provided that such readjustment shall not apply to prior conversions of Series A Stock.

                           (iv) "Additional Shares of Common Stock" shall mean
all shares of Common Stock issued by the Corporation or deemed to be issued pursuant to this Section 4(i), whether or not subsequently reacquired or retired by the Corporation other than the following: (A) shares of Common Stock issued upon conversion of the Series A Stock; (B) options and the Common Stock issued pursuant to such options (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like) after the Original Issue Date to employees, officers or directors of, or consultants or advisors to the Corporation or any subsidiary pursuant to stock option purchase or stock option plans; or (C) shares of Common Stock issued pursuant to the exercise of options, warrants or convertible securities outstanding as of the Original Issue Date. The "Effective Price" of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Corporation under this Section 4(i), into the aggregate consideration received, or deemed to have been received by the Corporation for such issue under this Section 4(i), for such Additional Shares of Common Stock.

                  (j) CERTIFICATE OF ADJUSTMENT. In each case of an adjustment or readjustment of the Series A Conversion Price for the number of shares of Common Stock or other securities issuable upon conversion of the Series A Stock if the Series A Stock is then convertible pursuant to this Section 4, the Corporation, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of Series A Stock at the holder's address as shown in the Corporation's books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the consideration received or deemed to be received by the Corporation for any Additional Shares of Common Stock issued or sold or deemed to have been issued or sold, (ii) the Series A Conversion Price at that time in effect, (iii) the number of Additional Shares of Common Stock and (iv) the type and amount, if any, of other property which at the time would be received upon conversion of the Series A Stock.

                  (k) NOTICES OF RECORD DATE. Upon (i) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any Sale of the Corporation, capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Series A Stock at least twenty (20) days prior to the record date specified therein a notice specifying (A) the date


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

on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such Sale of the Corporation, reorganization, reclassification, recapitalization, dissolution, liquidation or winding up is expected to become effective, and (C) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such Sale of the Corporation, reorganization, reclassification, recapitalization, dissolution, liquidation or winding up.

                  (l) AUTOMATIC CONVERSION.

                           (i) Each share of Series A Stock may be converted at
the discretion of the Corporation into shares of Common Stock, based on the then-effective Series A Conversion Price at any time where the average closing price of the Common Stock on the Nasdaq National Market over the last 20 trading days equals or exceeds $25.50 per share following fifteen days' written notice from the Corporation to the holders of Series A Stock, which notice shall include a certification that the conditions necessary for such Conversion have occurred. Upon such conversion, any unpaid dividends shall be paid in accordance with the provisions of Section 4(d); provided, however, if such conversion occurs prior to July 5, 2001, the Corporation shall pay the holders of Series A Stock dividends on the Series A Stock as if such shares had been outstanding for at least twelve months. Upon such conversion, any warrants to purchase Series A Stock which remain outstanding shall be converted automatically into warrants to acquire Common Stock without any action by the holders of such warrants or the Corporation.

                           (ii) Upon the termination of the notice period
specified in paragraph (i) above, the outstanding shares of Series A Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series A Stock are either delivered to the Corporation or its transfer agent as provided below, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the Series A Stock, the holders of Series A Stock shall surrender the certificates representing such shares at the office of the Corporation or any transfer agent for the Series A Stock. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series A Stock surrendered were convertible on the date on which such automatic conversion occurred, and any unpaid dividends shall be paid in accordance with the provisions of Section 4(d).

                  (m) FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued upon conversion of Series A Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series A Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Corporation shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the Common Stock's fair market value (as determined by the Board of Directors) on the date of conversion.

                  (n) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                  (o) NOTICES. Any notice required by the provisions of this
Section 4 shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) three (3) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices shall be addressed to each holder of record at the address of such holder appearing on the books of the Corporation.

                  (p) NO IMPAIRMENT. The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holder of the Series A Stock against impairment.

         5.       REDEMPTION.

                  (a) if the Corporation fails to obtain additional equity funding of at least $20,000,000 from one or more sources on or after June 28, 2000 and before December 28, 2000 at the election of the holders of a majority of the Series A Stock, the Corporation shall be required to redeem all outstanding shares of Series A Stock, at the Applicable Redemption Price. For purposes of this Section 5, the Applicable Redemption Price shall be $7.00 per share plus all unpaid dividends.

                  (b) On June 28, 2004, at the election of a majority of the holders of the Series A Stock, the Corporation shall be required to redeem all outstanding shares of Series A Stock at the Applicable Redemption Price.

                  (c) With respect to any redemption under Section 5(a), the Applicable Redemption Price will be paid in cash. With respect to any redemption under Section 5(b), the Corporation may elect to pay the Applicable Redemption Price either in (i) cash, or (ii) in shares of Common Stock based upon the average closing price of the Common Stock on the Nasdaq National Market over the last 10 trading days prior to the Redemption Date. For purposes of clause (ii) in the preceding sentence, in no event will the average closing price be deemed to be less than $5.50 a Share.

                  (d) At least twenty (20) days prior to the date specified for redemption in such notice (the "Redemption Date"), (i) notice of any redemption pursuant to Section 5 shall be sent by or on behalf of the holders of the Series A Stock to the Corporation at its corporate offices, provided, however, that failure to give such notice or any defect therein or in the mailing thereof shall not affect the validity of the proceedings for the redemption of any shares of Series A Stock. Such notice shall state: (i) the Redemption Date; (ii) the Applicable Redemption Price; and (iii) the number of shares of Series A Stock to be redeemed and, if less than all shares held by such holder are to be redeemed, the number of such shares to be redeemed. Upon the mailing of any such notice of redemption, the Company shall become obligated to redeem at the time of redemption specified thereon all shares called for redemption.

                  (e) Upon surrender, in accordance with said notice, of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require), such shares shall be redeemed by the Corporation at the Applicable Redemption Price. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares without cost to the holder thereof.

                  (f) All shares of Series A Stock redeemed pursuant to this
Section 5 shall be restored to the status of authorized and unissued shares of Series A Stock, without designation as to series and may thereafter be reissued as shares of any series of preferred stock other than shares of Series A Stock.

         6. RESTRICTION ON SALE. The holders of Common Stock issued upon conversion of the Series A Stock shall not sell such shares of Common Stock for at least forty-five (45) days following such conversion.

         7.       GENERAL PROVISIONS.

                  (a) The term "Person" as used herein means any Corporation, partnership, trust, organization, association, other entity or individual.

                  (b) The term "outstanding," when used with reference to shares of stock, shall mean issued shares, excluding shares held by the Corporation or a subsidiary.

                  (c) All accounting terms used herein and not expressly defined herein shall have the meanings given to them in accordance with generally accepted accounting principles.

                  (d) The headings of the sections, subsections, clauses and subclauses herein are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

         Dated:  July 3, 2000

                                         FUTURELINK CORP.


                                         By: /s/ PHILIP R. LADOUCEUR
                                             -----------------------------------
                                             Philip R. Ladouceur


                                         Its: Chairman & CEO
                                              ----------------------------------